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Exhibit 10.97

EXECUTION VERSION

AMENDMENT NUMBER ONE
to the
MASTER REPURCHASE AGREEMENT
Dated as of October 13, 2011,
between
HOME LOAN CENTER, INC.
and
CITIBANK, N.A.

        This AMENDMENT NUMBER ONE (this "Amendment Number One") is made this 13th day of December, 2011, between HOME LOAN CENTER, INC. ("Seller") and CITIBANK, N.A. ("Buyer"), to the Master Repurchase Agreement, dated as of October 13, 2011, between Seller and Buyer, as such agreement may be amended from time to time (the "Agreement"). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

RECITALS

        WHEREAS, Seller and Buyer have agreed to amend the agreement to extend the Termination Date and to make certain other changes, each as more specifically set forth herein; and

        WHEREAS, as of the date hereof, Seller represents to Buyer that Seller is in full compliance with all of the terms and conditions of the Agreement and each other Program Document and no Default or Event of Default has occurred and is continuing under the Agreement or any other Program Document.

        NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

        SECTION 1.    Amendments.    Effective as of December 13, 2011:

        (a)   Section 1 of the Agreement is hereby amended by deleting the definition of "Commitment Fee" and replacing it with the following:

          "Commitment Fee" shall have the meaning assigned thereto in the Pricing Side Letter.

        (b)   Section 1 of the Agreement is further amended by deleting the definition of "Termination Date" and replacing it with the following:

          "Termination Date" shall mean January 20, 2012, or such earlier date on which this Agreement shall terminate in accordance with the provisions hereof or by operation of law.

        (c)   Section 1 of the Agreement is further amended by adding the following definition immediately before the definition of "Jumbo Loan":

          "January 2012 Extension Commitment Fee" shall have the meaning assigned thereto in the Pricing Side Letter.

        (d)   Section 4(c) of the Agreement is hereby amended by adding the following new language at the end of such section:

    In connection with the extension of the Termination Date from December 13, 2011 to January 20, 2012, Seller agrees to pay to Buyer an additional commitment fee equal to the January 2012 Extension Commitment Fee, such payment to be made in Dollars, in immediately available funds, without deduction, set off or counterclaim on or prior to December 13, 2011. Buyer may, in its sole discretion, net the January 2012 Extension

    Commitment Fee from the proceeds of any Purchase Price paid to Seller. The January 2012 Extension Commitment Fee is and shall be deemed to be fully earned as of the date hereof and each installment shall be non-refundable when paid.

        SECTION 2.    Fees and Expenses.    Seller agrees to pay to Buyer all reasonable out of pocket costs and expenses incurred by Buyer in connection with this Amendment Number One (including all reasonable fees and out of pocket costs and expenses of the Buyer's legal counsel) in accordance with Sections 23 and 25 of the Agreement.

        SECTION 3.    Representations.    Seller hereby represents to Buyer that as of the date hereof, Seller is in full compliance with all of the terms and conditions of the Agreement and each other Program Document and no Default or Event of Default has occurred and is continuing under the Agreement or any other Program Document.

        SECTION 4.    Binding Effect; Governing Law.    This Amendment Number One shall be binding and inure to the benefit of the parties hereto and their respective successors and permitted assigns. THIS AMENDMENT NUMBER ONE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (EXCEPT FOR SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

        SECTION 5.    Counterparts.    This Amendment Number One may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

        SECTION 6.    Limited Effect.    Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment Number One need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

        IN WITNESS WHEREOF, Seller and Buyer have caused this Amendment Number One to be executed and delivered by their duly authorized officers as of the day and year first above written.

HOME LOAN CENTER, INC. (Seller)
By:	/s/ RIAN FUREY Name: Rian Furey Title: COO
CITIBANK, N.A. (Buyer)
By:	/s/ SUSAN MILLS Name: Susan Mills Title: Vice President

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  Exhibit 10.97